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                                                                    EXHIBIT 99.4

                REVOCABLE PROXY OF BANCWEST FINANCIAL CORPORATION

      SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________________, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints ____________ and _____________ and each of them (with full power to act alone and to designate substitutes) proxies of the undersigned with authority to vote and act with respect to all shares of stock of Bancwest Financial Corporation ("BFC"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on _________________, 1999, at _:__ p.m., local time, at ____________ Walla Walla,
Washington, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

        (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal 1 and Proposal 2).

        The shares represented by this Proxy shall be voted as follows:

1. A proposal to approve the Agreement and Plan of Merger, dated as of November 10, 1998 (the "Merger Agreement"), between BFC and United Security Bancorporation ("USBN"), under the terms of which: (i) BFC will merge into USBN, and (ii) each outstanding share of common stock of BFC will be converted into shares of USBN common stock in accordance with the terms of the Merger Agreement.

        [  ]  FOR                       [  ]  AGAINST              [  ]  ABSTAIN

2. A proposal to confirm the present composition of the BFC Board of Directors and adopt the acts of the such board as the acts of the BFC Board of Directors

        [  ]  FOR                       [  ]  AGAINST              [  ]  ABSTAIN

3. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of BFC at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from BFC prior to the execution of this proxy of notice of the Meeting, the Prospectus/Joint Proxy Statement dated ____________, 1998.

DATED: ___________________, 1998



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Print Name of Shareholder              Print Name of Shareholder


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Signature                              Signature

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF KNOW OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.)